UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014

OFS Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2060

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2014, OFS Capital Corporation, a Delaware corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). As of April 28, 2014 (the “Record Date”), there were 9,632,453 shares of the Company’s common stock outstanding and entitled to vote. The following matters were submitted at the Annual Meeting, including any adjournments thereof, to the shareholders for consideration:

1.	To elect two directors of the Company, who will serve for a term of three years, or until their successors are duly elected and qualified; and

2.	To ratify the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Mr. Robert J. Cresci and Mr. Bilal Rashid were elected to serve as directors until the 2017 annual meeting of shareholders, or until their successors are elected and qualified. The Company’s shareholders also ratified the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The detailed final voting results of the shares voted with regard to each of these matters are as follows:

1.	Election of Director to serve a three-year term expiring in 2017:

	“FOR”	“WITHHELD”	“BROKER NON-VOTES”
Robert J. Cresci	5,399,736	153,148	2,720,668
Bilal Rashid	5,539,915	12,969	2,720,668

Continuing directors are as follows: Marc Abrams, Elaine Healy, and Glenn R. Pittson.

2.	Ratification of the appointment of BDO USA, LLP the Company’s independent registered public accounting firm for fiscal year ending December 31, 2014:

“FOR”	“AGAINST”	“ABSTAINED”
8,269,086	1,839	2,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS Capital Corporation

Date: June 6, 2014	By:	/s/ Robert S. Palmer

Chief Financial Officer